[LETTERHEAD OF BROWN RUDNICK FREED & GESMER]


                                                                       Exhibit 5

                                February 25, 1997


Boston Restaurant Associates, Inc.
999 Broadway, Suite 400
Saugus, MA  01906

     RE:  Form S-2 Registration Statement
          -------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Boston Restaurant Associates, Inc., a Delaware corporation (the "Company"), in connection with an offering of Rights, each Right entitling the holder thereof to purchase one share of common stock, $.01 par value, of the Company (the "Rights") to existing stockholders and of unsubscribed shares to certain employees (the "Transaction") and in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 2,006,277 Rights and an equal number of shares of Common Stock to be issued upon exercise of the Rights or upon subscription by employees (the "Shares"). This opinion letter, including the schedules hereto (the "Opinion Letter"), is being rendered pursuant to the requirements of the Act.

     This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with this Transaction, nothing has come to our attention which causes us to believe reliance upon any of those assumptions is inappropriate, and, with your concurrence, the opinions hereafter expressed are based upon those assumptions. For purposes of those assumptions, the Enumerated Party referred to in Schedule A is the Company

     In connection with this Opinion Letter, we have examined the documents listed on Schedule B attached hereto (collectively, the "Documents"). With your concurrence, the opinions hereafter expressed, whether or not qualified by language such as "to our knowledge", are based solely upon (1) our review of the Documents, (2) such review of published sources of law as we have deemed necessary, and (3) discussions with those of our attorneys who have given substantive legal representation to the Company in connection with the Transaction.

     Our opinion hereafter expressed is limited to the General Corporation Law of the State of Delaware.


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Boston Restaurant Associates, Inc.
February 25, 1998
Page 2


     Based upon and subject to the foregoing, we are of the opinion that the Rights and the Shares to be sold by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered in accordance with the terms of the Prospectus included in the Registration Statement at the time it becomes effective, the Rights Certificate, and the Rights Agreement, will be validly issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectuses constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Rights and Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

                               Very truly yours,

                               BROWN, RUDNICK, FREED & GESMER

                               By: BROWN, RUDNICK, FREED & GESMER, P.C.


                               By: /s/ David H. Murphree
                                  -------------------------------------
                                   David H. Murphree, A Member
                                   Duly Authorized


DHM/ GRP/


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Boston Restaurant Associates, Inc.
February 25, 1998
Page 3


                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS
                         ------------------------------


     In rendering legal opinions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:


     1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents and perform the Transaction.

     2. Each person other than the Enumerated Party has all requisite power and authority and has taken all necessary corporate or other action to enter into those Documents to which it is a party or by which it is bound, to the extent necessary to make the Documents enforceable against it.

     3. Each person other than the Enumerated Party has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against the Enumerated Party.

     4. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

     5. All official public records are accurate, complete and properly indexed and filed.



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Boston Restaurant Associates, Inc.
February 25, 1998
Page 4


                                   SCHEDULE B

                                LIST OF DOCUMENTS
                                -----------------


     In connection with the Opinion Letter to which this Schedule B is attached, we have reviewed the following Documents. However, except as otherwise expressly indicated, we have not reviewed any other documents, instruments or agreements referred to in or listed upon any of the following Documents.

     (i) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware, and a certificate of the Secretary of the Company that there have been no further amendments thereto;

     (ii) a copy of the By-laws of the Company, as amended, certified by the Secretary of the Company as presently being in effect;

     (iii) the corporate minute books or other records of the Company pertaining to the proceedings of the stockholders and directors of the Company;

     (iv) a specimen certificate of the Company for the Common Stock;

     (v) a specimen Subscription Certificate for the Rights;

     (vi) the form of Rights Agent Agreement between the Company and American Stock Transfer & Trust Company; and

     (vii) Registration Statement No. 333-43999 on Form S-2, as amended by Pre-Effective Amendment No. 1 thereto, and the form of the Prospectus included therein.